Exhibit 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Shire expands its Human Genetic Therapies pipeline through in-licensing agreement with Amicus Therapeutics

❑	Acquires ex-US rights for AMIGAL ™, PLICERA ™ and AT2220

❑	Oral therapies based on novel chaperone technology for Lysosomal Storage Disorders

Basingstoke, UK and Cambridge, MA – November 8, 2007– Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ), the global specialty biopharmaceutical company, announced today that it  has licensed from Amicus Therapeutics, Inc. (NASDAQ: FOLD) the rights to three compounds in markets outside of the United States: AMIGAL™(migalastat hydrochloride) for Fabry disease (phase 2), PLICERA™ (isofagomine tartrate) for Gaucher disease (phase 2) and AT2220 (deoxynojirimycin) for Pompe disease (phase 1).

Matthew Emmens, Chief Executive of Shire comments:

“Amicus’ pharmacological chaperone compounds have the potential to be an excellent addition to our current enzyme replacement therapy business, which includes REPLAGAL™ for Fabry disease, ELAPRASE™ for Hunter syndrome and GA-GCB in phase 3 development for Gaucher disease.  In addition, it provides an opportunity for Shire to enter the market for Pompe disease.  This technology should provide significant benefit to patients with these serious genetic diseases.”

Sylvie Gregoire, President of Shire Human Genetic Therapies adds:

"We are excited about this opportunity to add to our already well established therapeutic platform and we look forward to working closely with Amicus on the development of these new therapies."

John F. Crowley, Amicus’ President & CEO said:

“We are immensely pleased to enter into this partnership with Shire, which leverages both companies’ unique experience and expertise in developing therapies for lysosomal storage disorders.  The combination of Amicus’ strong science foundation in pharmacological chaperones and Shire’s proven track record in drug development and commercialization will greatly enhance our efforts to bring these novel therapies to patients.”

The pharmacological chaperone technology, which will be available as an oral therapy, has been applied to various enzymes that are defective as a result of improper folding. In contrast to the traditional enzyme replacement approach, pharmacological chaperone technology involves the use of small molecules that selectively bind to and stabilize proteins in cells, leading to improved protein folding and trafficking, and increased activity.

Registered in England 5492592  Registered Office as above

Financial terms of the license are geared to the successful development and commercialization of the products. Shire will pay Amicus an upfront license fee of $50 million, and development and sales-based milestones totalling up to $390MM. Shire will also pay royalties on net sales of the products, with tiered, double digit royalty rates. The companies will pursue a joint development program toward market approval in the U.S. and Europe; expenses for this program will be shared 50:50.

-ends-

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 484 595 8252
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

About Fabry Disease*
Fabry disease is a lysosomal storage disorder caused by inherited genetic mutations in the GLA gene, which result in deficient activity of the enzyme α-galactosidase A (α-GAL). Deficient α-GAL activity leads to lysosomal accumulation of globotriaosylceramide (GL-3), which is believed to cause the various symptoms of Fabry disease, including pain, kidney failure and increased risk of heart attack and stroke. Fabry disease is estimated to affect approximately 5,000 to 10,000 people in the developed world, but recent evidence suggests that the disease may be significantly under diagnosed. The U.S. Food and Drug Administration's Office of Orphan Products Development has granted orphan designation for AMIGAL in the United States, and the European Commission has designated AMIGAL as an orphan medicinal product in the European Union.

About Gaucher Disease*
Gaucher disease, the most commonly diagnosed lysosomal storage disorder, is caused by inherited genetic mutations in the GBA gene, which result in deficient activity of the enzyme acid beta-glucosidase, also known as glucocerebrosidase (GCase). Deficient GCase activity leads to lysosomal accumulation of glucocerebroside inside certain cells, which is believed to cause the various symptoms of Gaucher disease, including an enlarged liver and spleen, abnormally low levels of red blood cells and platelets and skeletal complications. In some cases there is significant impairment of the central nervous system. Gaucher disease affects an estimated 8,000 to 10,000 people worldwide. The U.S. Food and Drug Administration's Office of Orphan Products Development has granted orphan drug designation for the active ingredient in PLICERA in the United States, and the European Commission has designated PLICERA as an orphan medicinal product in the European Union.

About Pompe Disease*

Pompe disease affects an estimated 5,000-10,000 patients worldwide and is clinically heterogeneous in the age of onset, the extent of organ involvement, and the rate of progression. The early onset form of the disease is the most severe, progresses most rapidly, and is characterized by musculoskeletal, pulmonary, gastrointestinal, and cardiac symptoms that usually lead to death from cardio-respiratory failure between 1 and 2 years of age. The late onset form of the disease begins between childhood and adulthood and has a slower rate of progression that is characterized by musculoskeletal and pulmonary symptoms that usually lead to progressive weakness and respiratory insufficiency. The U.S. Food and Drug Administration's Office of Orphan Products Development has granted orphan drug designation for the active ingredient in AT2220 in the United States.

*Source: Amicus Therapeutics, Inc.

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.  Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research; product development including, but not limited to, the successful development of JUVISTA® (Human TGFβ3) and GA-GCB (velaglucerase alfa); manufacturing and commercialization including, but not limited to, the launch and establishment in the market of VYVANSE™(lisdexamfetamine dimesylate) (Attention Deficit and Hyperactivity Disorder (“ADHD”)); the impact of competitive products including, but not limited to, the impact of those on Shire’s ADHD franchise; patents including, but not limited to, legal challenges relating to Shire’s ADHD franchise; government regulation and approval including, but not limited to, the expected product approval date of INTUNIV™ (guanfacine extended release) (ADHD); Shire’s ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire plc’s filings with the Securities and Exchange Commission, particularly Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2006.